Exhibit 99.2

Cade Boca Raton | Boca Raton, FL

BLUEROCK RESIDENTIAL GROWTH REIT™

Q4 2019 EARNINGS SUPPLEMENT

Listed on the NYSE American: BRG

2501

Thornton Flats | Austin, TX

Bluerock Residential Growth REIT, Inc.

Fourth Quarter 2019

Supplemental Financial Information

(Unaudited)

Table of Contents

Fourth Quarter Earnings Release	3

Financial and Operating Highlights	17

Share and Unit Information	18

EBITDAre and Interest Information	19

Financial Statistics	20

Recent Acquisitions and Investments	21

Recent Dispositions	22

Investments in Unconsolidated Real Estate Joint Ventures and Notes and Accrued Interest Receivable from Related Parties	23

Portfolio Information	24

Renovation Table	25

Lease-up and Development Mezzanine/Preferred Investments	26

Condensed Consolidated Balance Sheets	27

Consolidated Statements of Operations	28

Reconciliation of Funds from Operations (FFO) and Core Funds from Operations (CFFO)	29

Mortgages Payable Summary Information	30

2020 Projected Guidance	32

Definitions of Non-GAAP Financial Measures	33

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur, including statements relating to the Company’s operating environment, operating trends, and outlook. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on February 27, 2019, and subsequent filings by the Company with the SEC, including our periodic reports. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

For Immediate Release

Bluerock Residential Growth REIT Announces Fourth Quarter 2019 Results

- Total Fourth Quarter Revenues Grew 5.0% to $52.5 Million -

- Full Year 2019 Same Store Revenue Grew 4.8% -

New York, NY (February 13, 2020) – Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) (“the Company”), an owner of highly amenitized multi-family apartment communities, announced today its financial results for the quarter ended December 31, 2019.

Fourth Quarter Highlights

•	Total revenues grew 5.0% to $52.5 million for the quarter from $50.0 million in the prior year period.

•	Net loss attributable to common stockholders for the fourth quarter of 2019 was ($0.62) per diluted share, as compared to net loss attributable to common stockholders of ($0.55) per diluted share in the prior year period.

•	Property Net Operating Income (“NOI”) grew 5.2% to $28.2 million from $26.8 million in the prior year period.

•	Same store revenue increased 2.4% and same store NOI decreased 0.2%, as compared to the prior year period due to one-time events detailed below. Full year same store revenue and NOI increased 4.8% and 5.8%, respectively.

•	Completed 211 value-add unit upgrades during the quarter producing a 19.3% ROI through increased monthly rental rates.

•	Improved operating margin by 110 basis points year over year to 61.6%.

•	Core funds from operations attributable to common stockholders and unit holders (“CFFO”) was $6.7 million, compared to $6.3 million in the prior year period. CFFO per diluted share was $0.21 for the quarter as compared to $0.20 in fourth quarter 2018.

•	Invested in three multifamily communities totaling 866 units for a total purchase price of $222 million.

•	Invested $48 million in debt and preferred equity investments, including three multifamily communities totaling 481 units in Atlanta and Smyrna, Georgia and additional fundings of seven development projects.

•	Paid quarterly common stock dividend of $0.1625, a 77% payout on a CFFO basis.

•	Terminated the Series B Preferred Stock offering, and initiated sales of Series T preferred stock in December 2019.

•	Consolidated real estate investments, at cost, increased approximately $286 million to $2.1 billion, from December 31, 2018.

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Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

Full Year 2019 Highlights

•	Total revenues grew 13.7% to $210.0 million for the year from $184.7 million in the prior year.

•	Net loss attributable to common stockholders for 2019 was ($0.91) per share, as compared to ($1.82) per share in the prior year.

•	Property NOI grew 17.4% to $110.9 million, from $94.5 million in the prior year.

•	Same store revenue and NOI increased 4.8% and 5.8%, respectively, as compared to the prior year.

•	Completed 979 value-add unit upgrades during the year producing a 22.7% ROI through increased monthly rental rates.

•	Improved operating margin by 170 basis points year over year to 59.8%.

•	CFFO increased 2.6% to $25.4 million, from $24.8 million in the prior year. CFFO per share increased 2.5% to $0.82 for the year from $0.80 in the prior year.

•	For the full year, the Company made investments in seven multifamily communities with 2,365 total units for a total purchase price of $526 million.

•	Completed the sale of eight assets during 2019, totaling approximately $370 million.

•	Invested $94 million in debt and preferred equity investments, including five operating multifamily communities totaling 785 units, one development community, and additional fundings of eleven development projects.

•	Invested $10 million to buyout the noncontrolling interests in three assets.

“The fourth quarter topped a productive year for BRG, as we delivered same-store NOI growth of 5.8% for the year, and completed over $629 million of investments to fuel our ongoing growth. This included an active fourth quarter where we acquired three operating assets and invested in three preferred equity investments,” said Ramin Kamfar, Chairman and CEO. “We continued to target growth markets and expanded our geographic footprint in the West with acquisitions in Arizona and Washington. We are excited about the growth we anticipate as 2020 progresses and we realize the benefits of our recent acquisitions and proven value-add upgrade program.”

Financial Results

Net loss attributable to common stockholders for the fourth quarter of 2019 was ($13.8) million, or ($0.62) per diluted share, compared to a net loss attributable to common stockholders of ($12.8) million, or ($0.55) per diluted share, in the prior year period. Net income attributable to common stockholders included non-cash expenses of $18.6 million, or $0.83 per share in the fourth quarter of 2019 compared to non-cash expenses of $17.7 million or $0.75 per share for the prior year period.

CFFO for the fourth quarter of 2019 was $6.7 million, or $0.21 per diluted share, compared to $6.3 million, or $0.20 per diluted share, in the prior year period. CFFO was primarily driven by growth in property NOI of $1.4 million, interest income of $1.0 million, preferred returns on unconsolidated real estate of $0.2 million arising from investment activity and decreases of $0.7 million and $0.3 million in cash general and administrative expenses and interest expense, respectively. This was primarily offset by a year-over-year rise in preferred stock dividends of $3.2 million.

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Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

Total Portfolio Performance

$ In thousands, except average rental rates	4Q19	4Q18	Variance		YTD19	YTD18	Variance
Total Revenues (1)	$52,520	$50,011	5.0%		$209,971	$184,716	13.7%
Property Operating Expenses	$17,600	$17,493	0.6%		$74,449	$67,997	9.5%
NOI	$28,200	$26,795	5.2%		$110,927	$94,464	17.4%
Operating Margin	61.6%	60.5%	110	bps	59.8%	58.1%	170	bps
Occupancy Percentage	93.6%	94.5%	(90	)bps	93.8%	94.1%	(30	)bps
Average Rental Rate	$1,319	$1,280	3.0%		$1,311	$1,251	4.8%

(1)	Including interest income from related parties

For the fourth quarter of 2019, property revenues increased by 5.0% compared to the same prior year period primarily attributable to the increased size of the portfolio. Total portfolio NOI was $28.2 million, an increase of $1.4 million, or 5.2%, compared to the same period in the prior year.

Property NOI margins were 61.6% of revenue for the quarter, an increase of 110 basis points compared to 60.5% of revenue in the prior year quarter. Property operating expenses were up primarily due to non-controllable expenses increases.

Same Store Portfolio Performance

$ In thousands, except average rental rates	4Q19	4Q18	Variance		YTD19	YTD18	Variance
Revenues	$36,319	$35,472	2.4%		$126,568	$120,770	4.8%
Property Operating Expenses	$14,569	$13,681	6.5%		$51,012	$49,340	3.4%
NOI	$21,750	$21,791	(0.2%)		$75,556	$71,430	5.8%
Operating Margin	59.9%	61.4%	(150	)bps	59.7%	59.1%	60	bps
Occupancy Percentage	93.6%	94.8%	(120	)bps	94.1%	94.3%	(20	)bps
Average Rental Rate	$1,324	$1,278	3.6%		$1,320	$1,255	5.2%

Same store NOI for the three months ended December 31, 2019 decreased 0.2%, or $0.04 million, compared to the 2018 period. Same store property revenues increased 2.4% as compared to the 2018 period, primarily driven by a 3.6% increase in average rental rates as twenty-four of our twenty-six same store properties recognized rental rate increases during the period. Revenues were moderated by a 120 basis points decrease in average occupancy to 93.6% primarily due to a loss of 27 corporate leases in one asset, and the transition of property management at three assets necessitated by performance issues. Occupancy at the above assets have recovered to 96.2% as of end of January 2020.

Same store expenses for the three months ended December 31, 2019 increased 6.5%, or $0.9 million, compared to the 2018 period, primarily due to non-controllable expense increases.  Real estate taxes increased $0.6 million from prior year due to $0.3 million in municipality tax increases and to a $0.3 million real estate tax income item recognized in the prior year.  In addition, insurance expenses increased $0.2 million due to industrywide price increases stemming from hurricanes, wildfires, and hail over the past two years.

Renovation Activity

The Company completed 211 value-add unit upgrades during the fourth quarter producing a 19.3% ROI through increased monthly rental rates. The Company completed 979-unit renovations in 2019 producing a 22.7% ROI through increased monthly rental rates.

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Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

Since inception, within the existing portfolio, the Company has completed 2,645 value-add unit upgrades at an average cost of $5,682 per unit and achieved an average monthly rental rate increase of $111 per unit, equating to a 23.5% ROI on all unit upgrades leased as of December 31, 2019. The Company has identified approximately 4,515 remaining units within the existing portfolio for value-add upgrades with similar projected economics to the completed renovations.

Portfolio Activity

During the fourth quarter, the Company completed investments totaling $270 million. These investments include the following:

•	Funded $26 million in increased development loans related to The Park at Chapel Hill, a development located in Chapel Hill, North Carolina.

•	Acquired a 90% interest in a 358-unit apartment community located in Atlanta, Georgia, known as Chattahoochee Ridge. The total purchase price was $70 million, funded in part by a $45 million mortgage loan secured by the property.

•	Invested $4 million to increase its interest in the Helios development in Atlanta, Georgia.

•	Acquired a 100% interest in a 332-unit apartment community located in Scottsdale, Arizona, known as The District at Scottsdale. The total purchase price was approximately $124 million, funded in part by a $82 million mortgage loan secured by the property. The asset was 60% leased at purchase, as a result of which the Company realized a 50 to 75 basis point cap rate benefit on its purchase price.

•	Acquired a 90% interest in a 176-unit apartment community located in Pasco, Washington, known as Navigator Villas. The total purchase price was approximately $28 million, funded in part by the assumption of a $15 million mortgage loan secured by the property, along with a $6 million supplemental mortgage loan. The Company believes this community has significant value-add renovation upside opportunity.

•	Made preferred equity investments totaling $10 million into three Atlanta, Georgia MSA operating assets with 481-units called Belmont Crossing, Sierra Terrace, and Sierra Village.

•	Funded $8 million under existing preferred and mezzanine commitments in five developments.

•	In addition, contributed its remaining mezzanine loan of $10 million to Cade Boca Raton for an 81.0% interest in the Cade Boca Raton development.

•	Subsequent to year-end, acquired a 100% interest in a 254-unit apartment community in Phoenix, Arizona known as Avenue 25 for a total purchase price of $56 million. The asset offers significant operational upside through institutional property management and substantial value-add opportunity.

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Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

Balance Sheet

During the fourth quarter, the Company raised gross proceeds of approximately $84.3 million through the issuance of 84,293 shares of Series B Preferred Stock with associated warrants at $1,000 per unit. The Company terminated the offering of Series B Preferred Stock and warrants effective December 20, 2019.

The Company initiated sales of the Series T Preferred Stock in December 2019 and issued 17,400 Series T Preferred shares with gross proceeds of $0.4 million. The Series T Preferred Stock continuous offering offers 20,000,000 preferred shares in the primary offering, along with 12,000,000 preferred shares pursuant to a dividend reinvestment plan. The preferred shares are offered at $25.00 per share and pay cumulative monthly dividends at a 6.15% annual rate, along with an annual stock dividend of up to 0.2% annually for five years.

The Company initiated redemptions of its Series B Preferred Stock during November 2019. The Company redeemed 7,300 shares of Series B Preferred Stock representing a stated value of $7.3 million plus accrued and unpaid dividends by issuing 613,153 shares of Class A common stock.

The Company repurchased 57,883 shares of its Class A common stock at an average price of $11.79 per share, for a total cost of approximately $0.7 million under its $50.0 million share repurchase plan announced in December 2019.

The Company sold 454,237 shares of its Class A common stock at an average price of $11.98 per share, for total proceeds of approximately $5.4 million under its Class A common stock ATM (“At-the-Market”) offering announced in September 2019.

As of December 31, 2019, the Company had $31.7 million of unrestricted cash on its balance sheet, approximately $83.0 million available among its revolving credit facilities, and $1.4 billion of debt outstanding.

Dividend

The Board of Directors authorized, and the Company declared, a quarterly dividend for the fourth quarter of 2019 equal to a quarterly rate of $0.1625 per share on its Class A common stock, payable to the stockholders of record as of December 24, 2019, which was paid in cash on January 3, 2020. A portion of each dividend may constitute a return of capital for tax purposes. There is no assurance that the Company will continue to declare dividends or at this rate.

The Board of Directors authorized, and the Company declared, a quarterly cash dividend on its 8.250% Series A Cumulative Redeemable Preferred Stock for the fourth quarter of 2019, in the amount of $0.515625 per share. In addition, the Board of Directors authorized, and the Company declared, a quarterly cash dividend on its 7.625% Series C Cumulative Redeemable Preferred Stock for the fourth quarter of 2019, in the amount of $0.4765625 per share. Further, the Board of Directors authorized, and the Company declared, a quarterly cash dividend on its 7.125% Series D Cumulative Preferred Stock for the fourth quarter of 2019, in the amount of $0.4453125 per share. The dividends were payable to the stockholders of record on December 24, 2019 and were paid in cash on January 3, 2020.

On October 14, 2019, the Board of Directors authorized, and the Company declared, a monthly dividend of $5.00 per share of Series B Preferred Stock, payable to the stockholders of record as of October 25, 2019, which was paid in cash on November 5, 2019. On October 31, 2019, the Board of Directors authorized, and the Company declared, monthly dividends of $5.00 per share, each prorated on the basis of the actual number of days in the applicable dividend period during which each such share was outstanding.  Such prorated dividends were paid in cash on each of (i) December 5, 2019 (to holders of record on November 25, 2019), and (ii) January 3, 2020 (to holders of record on December 24, 2019).

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Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

On December 20, 2019, the Board of Directors authorized, and the Company declared a monthly dividend of $0.128125 per share of Series T Preferred Stock, prorated on the basis of the actual number of days in the applicable dividend period during which each share was outstanding.  Such pro-rated dividends were payable to the stockholders of record on December 24, 2019 and were paid in cash on January 3, 2020.

2020 Guidance

Based on the Company’s current outlook and market conditions, the Company anticipates 2020 CFFO in the range of $0.83 to $0.86 per share. The Company anticipates that earnings growth will be more heavily weighted towards the second half of 2020 as it realizes the upside opportunity from implementation of institutional property management, lease-ups, and value-add renovations at its recent acquisitions. For additional guidance details underlying earnings guidance, please see page 32 of Company’s Fourth Quarter 2019 Earnings Supplement available under Investors on the Company’s website (www.bluerockresidential.com).

Conference Call

All interested parties can listen to the live conference call at 11:00 AM ET on Thursday, February 13, 2020 by dialing +1 (866) 843-0890 within the U.S., or +1 (412) 317-6597, and requesting the "Bluerock Residential Conference."

For those who are not available to listen to the live call, the conference call will be available for replay on the Company’s website two hours after the call concludes, and will remain available until March 13, 2020 at http://services.choruscall.com/links/brg200213.html, as well as by dialing +1 (877) 344-7529 in the U.S., or +1 (412) 317-0088 internationally, and requesting conference number 10138317.

The full text of this Earnings Release and additional Supplemental Information is available in the Investors section on the Company’s website at http://www.bluerockresidential.com.

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) is a real estate investment trust that focuses on developing and acquiring a diversified portfolio of institutional-quality highly amenitized live/work/play apartment communities in demographically attractive knowledge economy growth markets to appeal to the renter by choice. The Company’s objective is to generate value through off-market/relationship-based transactions and, at the asset level, through value add improvements to properties and operations. The Company is included in the Russell 2000 and Russell 3000 Indexes. BRG has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

For more information, please visit the Company’s website at www.bluerockresidential.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on February 27, 2019, and subsequent filings by the Company with the SEC. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

Portfolio Summary

The following is a summary of our operating real estate and mezzanine/preferred investments as of December 31, 2019:

Consolidated Operating Properties	Location	Number of Units	Year Built/ Renovated (1)	Ownership Interest	Average Rent (2)		% Occupied (3)
ARIUM Glenridge	Atlanta, GA	480	1990	90%	$1,262		92.9%
ARIUM Grandewood	Orlando, FL	306	2005	100%	1,435		94.1%
ARIUM Hunter’s Creek	Orlando, FL	532	1999	100%	1,445		94.7%
ARIUM Metrowest	Orlando, FL	510	2001	100%	1,418		93.5%
ARIUM Westside	Atlanta, GA	336	2008	90%	1,571		97.0%
Ashford Belmar	Lakewood, CO	512	1988/1993	85%	1,658		91.8%
Ashton Reserve	Charlotte, NC	473	2015	100%	1,125		95.8%
Cade Boca Raton	Boca Raton, FL	90	2019	81%	2,639		92.2%
Chattahoochee Ridge	Atlanta, GA	358	1996	90%	1,370		91.3%
Citrus Tower	Orlando, FL	336	2006	97%	1,328		92.6%
Denim	Scottsdale, AZ	645	1979	100%	1,177		97.2%
Element	Las Vegas, NV	200	1995	100%	1,259		94.5%
Enders Place at Baldwin Park	Orlando, FL	220	2003	92%	1,799		96.4%
Gulfshore Apartment Homes, formerly ARIUM Gulfshore	Naples, FL	368	2016	100%	1,316		92.9%
James on South First	Austin, TX	250	2016	90%	1,325		94.0%
Marquis at The Cascades	Tyler, TX	582	2009	90%	1,238		93.8%
Marquis at TPC	San Antonio, TX	139	2008	90%	1,494		97.1%
Navigator Villas	Pasco, WA	176	2013	90%	1,087		95.5%
Outlook at Greystone	Birmingham, AL	300	2007	100%	1,018		95.3%
Park & Kingston	Charlotte, NC	168	2015	100%	1,331		94.6%
Pine Lakes Preserve, formerly ARIUM Pine Lakes	Port St. Lucie, FL	320	2003	100%	1,333		94.7%
Plantation Park	Lake Jackson, TX	238	2016	80%	1,362		91.6%
Providence Trail	Mount Juliet, TN	334	2007	100%	1,256		91.0%
Roswell City Walk	Roswell, GA	320	2015	98%	1,549		94.4%
Sands Parc	Daytona Beach, FL	264	2017	100%	1,374		94.7%
The Brodie	Austin, TX	324	2001	93%	1,321		96.0%
The District at Scottsdale	Scottsdale, AZ	332	2018	100%	2,161		61.1%
The Links at Plum Creek	Castle Rock, CO	264	2000	88%	1,456		90.9%
The Mills	Greenville, SC	304	2013	100%	1,071		93.4%
The Preserve at Henderson Beach	Destin, FL	340	2009	100%	1,474		93.5%
The Reserve at Palmer Ranch, formerly ARIUM at Palmer Ranch	Sarasota, FL	320	2016	100%	1,305		96.9%
The Sanctuary	Las Vegas, NV	320	1988	100%	1,026		89.4%
Veranda at Centerfield	Houston, TX	400	1999	93%	981		96.3%
Villages at Cypress Creek	Houston, TX	384	2001	80%	1,155		93.8%
Wesley Village	Charlotte, NC	301	2010	100%	1,372		92.4%
Consolidated Operating Properties Subtotal/Average		11,746			$1,319	(4)	94.0	%(4)

Mezzanine/Preferred Investments	Location	Actual/Planned Number of Units			Pro Forma Average Rent
Alexan CityCentre	Houston, TX	340			$1,721	(2)
Alexan Southside Place	Houston, TX	270			1,710	(2)
Arlo	Charlotte, NC	286			1,507
Belmont Crossing	Smyrna, GA	192			789	(2)
Domain at The One Forty	Garland, TX	299			1,469
Helios	Atlanta, GA	282			1,443	(2)
Mira Vista	Austin, TX	200			977	(2)
Motif, formerly Flagler Village	Fort Lauderdale, FL	385			2,352
North Creek Apartments	Leander, TX	259			1,358
Novel Perimeter	Atlanta, GA	320			1,749
Riverside Apartments	Austin, TX	222			1,408
Sierra Terrace	Atlanta, GA	135			1,159	(2)
Sierra Village	Atlanta, GA	154			1,073	(2)
The Park at Chapel Hill	Chapel Hill, NC	*			*
Thornton Flats	Austin, TX	104			1,551	(2)
Vickers Historic Roswell	Roswell, GA	79			3,176
Wayforth at Concord	Concord, NC	150			1,707
Whetstone Apartments	Durham, NC	204			1,327	(2)
Mezzanine and Preferred Investments Subtotal/Average		3,881			$1,631

Portfolio Properties Total/Average		15,627			$1,394	(4)

(1) Represents date of last significant renovation or year built if no renovations.

(2) Represents the average effective monthly rent per occupied unit for the three months ended December 31, 2019.

(3) Percent occupied is calculated as (i) the number of units occupied as of December 31, 2019, divided by (ii) total number of units, expressed as a percentage.

(4) Excludes District at Scottsdale, which is in lease-up and Cade Boca Raton, which was consolidated on December 31, 2019 and had no operations for the quarter.

* The development is in the planning phase, project specifications are in process.

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Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

Consolidated Statement of Operations

For the Three and Nine Months Ended December 31, 2019 and 2018

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues
Net rental income	$40,565	$39,534	$164,498	$144,325
Other property revenues	5,235	4,754	20,878	18,136
Rental and other property revenues	45,800	44,288	185,376	162,461
Interest income from related parties	6,720	5,723	24,595	22,255
Total revenues	52,520	50,011	209,971	184,716
Expenses
Property operating	17,600	17,493	74,449	67,997
Property management fees	1,192	1,184	4,899	4,391
General and administrative	5,620	5,623	22,553	19,553
Acquisition and pursuit costs	210	37	556	116
Weather-related losses, net	7	107	355	288
Depreciation and amortization	19,355	16,839	70,452	62,683
Total expenses	43,984	41,283	173,264	155,028
Operating income	8,536	8,728	36,707	29,688
Other income (expense)
Other income	68	—	68	—
Preferred returns on unconsolidated real estate joint ventures	2,700	2,435	9,797	10,312
Gain on sale of real estate investments	—	—	48,680	—
Gain on sale of non-depreciable real estate investments	—	—	679	—
Loss on extinguishment of debt and debt modification costs	(335)	—	(7,258)	(2,277)
Interest expense, net	(13,728)	(16,935)	(59,554)	(52,998)
Total other (expense) income	(11,295)	(14,500)	(7,588)	(44,963)
Net (loss) income	(2,759)	(5,772)	29,119	(15,275)
Preferred stock dividends	(12,868)	(9,642)	(46,159)	(35,637)
Preferred stock accretion	(3,415)	(1,829)	(10,335)	(5,970)
Net loss attributable to noncontrolling interests
Operating Partnership units	(5,032)	(3,998)	(6,779)	(12,839)
Partially owned properties	(183)	(460)	(845)	(1,284)
Net loss attributable to noncontrolling interests	(5,215)	(4,458)	(7,624)	(14,123)
Net loss attributable to common stockholders	$(13,827)	$(12,785)	$(19,751)	$(42,759)

Net loss per common share - Basic	$(0.62)	$(0.55)	$(0.91)	$(1.82)

Net loss per common share – Diluted	$(0.62)	$(0.55)	$(0.91)	$(1.82)

Weighted average basic common shares outstanding	22,729,882	23,702,897	22,649,222	23,845,800
Weighted average diluted common shares outstanding	22,729,882	23,702,897	22,649,222	23,845,800

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Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

Consolidated Balance Sheets

Fourth Quarter 2019

(Unaudited and dollars in thousands except for share and per share amounts)

	December 31, 2019	December 31, 2018
ASSETS
Net Real Estate Investments
Land	$268,244	$200,385
Buildings and improvements	1,752,738	1,546,244
Furniture, fixtures and equipment	67,836	55,050
Construction in progress	68	989
Total Gross Real Estate Investments	2,088,886	1,802,668
Accumulated depreciation	(141,566)	(108,911)
Total Net Real Estate Investments	1,947,320	1,693,757
Cash and cash equivalents	31,683	24,775
Restricted cash	19,085	27,469
Notes and accrued interest receivable from related parties	193,781	164,084
Due from affiliates	4,077	2,854
Accounts receivable, prepaids and other assets	15,209	14,395
Preferred equity investments and investments in unconsolidated real estate joint ventures	126,444	89,033
In-place lease intangible assets, net	3,098	1,768
TOTAL ASSETS	$2,340,697	$2,018,135

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$1,425,257	$1,206,136
Revolving credit facilities	18,000	82,209
Accounts payable	1,488	1,486
Other accrued liabilities	27,499	31,690
Due to affiliates	790	726
Distributions payable	13,541	12,073
Total Liabilities	1,486,575	1,334,320
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; 5,721,460 shares issued and outstanding at December 31, 2019 and 2018	140,355	139,545
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 1,225,000 shares authorized; 536,695 and 306,009 shares issued and outstanding as of December 31, 2019 and 2018, respectively	480,921	272,842
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,323,750 shares issued and outstanding as of December 31, 2019 and 2018	56,797	56,485
6.150% Series T Redeemable Preferred Stock, liquidation preference $25.00 per share, 32,000,000 shares authorized; 17,400 and no shares issued and outstanding as of December 31, 2019 and 2018, respectively	388	—
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 197,900,000 shares authorized; no shares issued and outstanding as of December 31, 2019 and 2018	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,850,602 shares issued and outstanding at December 31, 2019 and 2018	68,705	68,705
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 23,422,557 and 23,322,211 shares issued and outstanding as of December 31, 2019 and 2018, respectively	234	233
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding as of December 31, 2019 and 2018	1	1
Additional paid-in-capital	311,683	307,938
Distributions in excess of cumulative earnings	(253,132)	(218,531)
Total Stockholders’ Equity	127,491	158,346
Noncontrolling Interests
Operating partnership units	19,331	27,613
Partially owned properties	28,839	28,984
Total Noncontrolling Interests	48,170	56,597
Total Equity	175,661	214,943
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$2,340,697	$2,018,135

11

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business and performance, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Core Funds from Operations Attributable to Common Stockholders and Unit Holders

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and core funds from operations (“CFFO) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common stockholders and unit holders is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income, computed in accordance with GAAP, excluding gains or losses on sales of depreciable real estate property, plus depreciation and amortization of real estate assets, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

CFFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as acquisition expenses, non-cash interest, unrealized gains or losses on derivatives, losses on extinguishment of debt and debt modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), one-time weather-related costs, gains or losses on sales of non-depreciable real estate property, shareholder activism, stock compensation expense and preferred stock accretion. We believe that CFFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that CFFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

Our calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO and CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and CFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor CFFO is equivalent to net income, including net income attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income, including net income attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

12

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

We have acquired seven operating properties, made six property investments through preferred equity interests or mezzanine loans, and sold seven operating properties subsequent to December 31, 2018. Therefore, the results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

The table below reconciles our calculations of FFO and CFFO to net loss attributable to common stockholders, the most directly comparable GAAP financial measure, for the three and nine months ended December 31, 2019 and 2018 (in thousands, except per share amounts):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net loss attributable to common stockholders	$(13,827)	$(12,785)	$(19,751)	$(42,759)
Add back: Net loss attributable to Operating Partnership units	(5,032)	(3,998)	(6,779)	(12,839)
Net loss attributable to common stockholders and unit holders	(18,859)	(16,783)	(26,530)	(55,598)
Common stockholders and Operating Partnership units pro-rata share of:
Real estate depreciation and amortization (1)	18,483	15,785	66,670	59,103
Gain on sale of real estate investments	—	—	(48,172)	—
FFO Attributable to Common Stockholders and Unit Holders	(376)	(998)	(8,032)	3,505
Common stockholders and Operating Partnership units pro-rata share of:
Acquisition and pursuit costs	210	37	556	116
Non-cash interest expense	826	780	3,174	3,757
Unrealized loss on derivatives	32	3,001	2,450	2,776
Loss on extinguishment of debt and debt modification costs	335	—	7,199	2,226
Weather-related losses, net	7	102	313	280
Non-real estate depreciation and amortization	121	85	448	301
Gain on sale of non-depreciable real estate investments	—	—	(679)	—
Shareholder activism	—	—	393	—
Non-recurring income	(68)	—	(68)	—
Non-cash preferred returns on unconsolidated real estate joint ventures	(353)	(280)	(1,291)	(980)
Non-cash equity compensation	2,506	1,768	10,615	6,807
Preferred stock accretion	3,415	1,829	10,335	5,970
CFFO Attributable to Common Stockholders and Unit Holders	$6,655	$6,324	$25,413	$24,758

Per Share and Unit Information:
FFO Attributable to Common Stockholders and Unit Holders - diluted	$(0.01)	$(0.03)	$(0.26)	$0.11
CFFO Attributable to Common Stockholders and Unit Holders - diluted	$0.21	$0.20	$0.82	$0.80

Weighted average common shares and units outstanding - diluted	31,455,630	31,113,092	30,899,927	30,995,249

(1)    The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests – partially owned properties, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

13

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre")

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income, computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

Below is a reconciliation of net loss attributable to common stockholders to EBITDAre (unaudited and dollars in thousands).

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net loss attributable to common stockholders	$(13,827)	$(12,785)	$(19,751)	$(42,759)
Net loss attributable to noncontrolling interests	(5,215)	(4,458)	(7,624)	(14,123)
Preferred stock dividends	12,868	9,642	46,159	35,637
Preferred stock accretion	3,415	1,829	10,335	5,970
Interest expense, net	13,728	16,935	59,554	52,998
Depreciation and amortization	19,309	16,754	70,079	62,382
Gain on sale of real estate investments	—	—	(48,680)	—
Loss on extinguishment of debt and debt modification costs	335	—	7,258	2,277
EBITDAre	$30,613	$27,917	$117,330	$102,382
Acquisition and pursuit costs	210	37	556	116
Non-real estate depreciation and amortization	121	85	448	301
Weather-related losses, net	7	107	355	288
Gain on sale of non-depreciable real estate investments	—	—	(679)	—
Shareholder activism	—	—	393	—
Non-cash equity compensation	2,506	1,768	10,615	6,807
Non-recurring income	(68)	—	(68)	—
Non-cash preferred returns on unconsolidated real estate joint ventures	(353)	(280)	(1,291)	(980)
Adjusted EBITDAre	$33,036	$29,634	$127,659	$108,914

14

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented, including each comparative period.

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total rental and other property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis; NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance.

15

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

The following table reflects net loss attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented (unaudited and amounts in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net loss attributable to common stockholders	$(13,827)	$(12,785)	$(19,751)	$(42,759)
Add back: Net loss attributable to Operating Partnership units	(5,032)	(3,998)	(6,779)	(12,839)
Net loss attributable to common stockholders and unit holders	(18,859)	(16,783)	(26,530)	(55,598)
Add common stockholders and Operating Partnership units pro-rata share of:
Depreciation and amortization	18,483	15,785	66,670	59,103
Non-real estate depreciation and amortization	121	85	448	301
Non-cash interest expense	826	780	3,174	3,757
Unrealized loss on derivatives	32	3,001	2,450	2,776
Loss on extinguishment of debt and debt modification costs	335	—	7,199	2,226
Property management fees	1,135	1,118	4,645	4,151
Acquisition and pursuit costs	210	37	556	116
Corporate operating expenses	5,545	5,552	22,261	19,416
Weather-related losses, net	7	102	313	280
Preferred dividends	12,868	9,642	46,159	35,637
Preferred stock accretion	3,415	1,829	10,335	5,970
Less common stockholders and Operating Partnership units pro-rata share of:
Other income	68	—	68	—
Preferred returns on unconsolidated real estate joint ventures	2,700	2,435	9,797	10,312
Interest income from related parties	6,720	5,723	24,595	22,255
Gain on sale of real estate investments	—	—	48,172	—
Gain on sale of non-depreciable real estate investments	—	—	679	—
Pro-rata share of properties’ income	14,630	12,990	54,369	45,568
Add:
Noncontrolling interest pro-rata share of partially owned property income	724	774	2,810	2,629
Total property income	15,354	13,764	57,179	48,197
Add:
Interest expense	12,846	13,031	53,748	46,267
Net operating income	28,200	26,795	110,927	94,464
Less:
Non-same store net operating income	6,450	5,004	35,371	23,034
Same store net operating income (1)	$21,750	$21,791	$75,556	$71,430

(1) Same store portfolio for the three months ended December 31, 2019 consists of 26 properties, which represent 8,779 units. Same store portfolio for the year ended December 31, 2019 consists of 22 properties, which represent 7,613 units.

Contact

Investors:

(888) 558.1031
investor.relations@bluerockre.com

Media:

Josh Hoffman

(208) 475.2380

jhoffman@bluerockre.com

##

16

Bluerock Residential Growth REIT, Inc.

Financial and Operating Highlights

For the Three and Twelve Months Ended December 31, 2019

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended			Year Ended
	December 31,			December 31,
OPERATING INFORMATION	2019	2018	% Change	2019	2018	% Change

Total revenue	$52,520	$50,011	5.0%	$209,971	$184,716	13.7%

Total assets	$2,340,697	$2,018,135	16.0%	$2,340,697	$2,018,135	16.0%

Property NOI (1)	$28,200	$26,795	5.2%	$110,927	$94,464	17.4%

Property NOI margins	61.6%	60.5%	1.8%	59.8%	58.1%	2.9%

Net loss per common share - Diluted	$(0.62)	$(0.55)	-	$(0.91)	$(1.82)	-

CFFO attributable to common stockholders and unit holders per share (2)	$0.21	$0.20	5.0%	$0.82	$0.80	2.5%

(1) See page 35 for the Company's definition of this non-GAAP measurement and reasons for using it.

(2) See page 33 for the Company's definition of this non-GAAP measurement and reasons for using it.

17

Bluerock Residential Growth REIT, Inc.

Share and Unit Information

Fourth Quarter 2019

(Unaudited)

Weighted Average Common Stock and Units Outstanding for the quarter ended December 31, 2019
Class A Common Stock	22,653,279
Class C Common Stock	76,603
Weighted Average Common Stock Outstanding, Diluted	22,729,882
Warrants (1)	295,747
Restricted Stock Grants (2)	37,883
Weighted Average Common Stock Outstanding, Diluted	23,063,512
LTIP Units	2,007,627
OP Units	6,384,491
Weighted Average Common Stock and Total Units Outstanding, Diluted	31,455,630

Outstanding Common Stock and Units at December 31, 2019	32,482,092

Outstanding 8.250% Series A Cumulative Redeemable Preferred Stock at December 31, 2019	5,721,460

Outstanding 6.000% Series B Redeemable Preferred Stock at December 31, 2019	536,695

Outstanding 7.625% Series C Cumulative Redeemable Preferred Stock at December 31, 2019	2,323,750

Outstanding 7.125% Series D Cumulative Preferred Stock at December 31, 2019	2,850,602

Outstanding 6.150% Series T Redeemable Preferred Stock at December 31, 2019	17,400

(1) Potential dilution from warrants outstanding from issuance of Series B Preferred Stock offering that are potentially exercisable into 295,747 shares of common stock.

(2) Potential dilution from vesting of restricted stock grants issued to employees for 37,883 shares of common stock.

The following table reflects the impact of various LTIP Unit issuances, share repurchases, and other share/unit changes subsequent to September 30, 2019:

Share Type	Shares and units outstanding September 30, 2019	Class A ATM Offering	Class A common from Series B Company redemptions	Class A common from Series B holder redemptions	Class A Share Repurchase	LTIP Issuances	Other	Shares and units outstanding December 31, 2019	Ownership %
Class A Common Stock	22,382,060	454,237	613,153	25,491	(57,883)	-	5,499	23,422,557	72.10%
Class C Common Stock	76,603	-	-	-	-	-	-	76,603	0.24%
Total share equivalents	22,458,663	454,237	613,153	25,491	(57,883)	-	5,499	23,499,160	72.34%
OP Units	6,384,512	-	-	-	-	-	(45)	6,384,467	19.66%
LTIP Units	2,461,728	-	-	-	-	136,737	-	2,598,465	8.00%
Total noncontrolling interest	8,846,240	-	-	-	-	136,737	(45)	8,982,932	27.66%
Total shares, OP and LTIP Units	31,304,903	454,237	613,153	25,491	(57,883)	136,737	5,454	32,482,092	100.00%

18

Bluerock Residential Growth REIT, Inc.

EBITDAre and Interest Information

Fourth Quarter 2019

(Unaudited and dollars in thousands)

Three Months Ended
December 31,
2019
Q4 EBITDAre Calculation
Net loss attributable to common stockholders	$(13,827)
Net loss attributable to noncontrolling interests	(5,215)
Preferred stock dividends	12,868
Preferred stock accretion	3,415
Interest expense, net	13,728
Depreciation and amortization	19,309
Loss on early extinguishment of debt	335
EBITDAre (1)	$30,613
Acquisition and pursuit costs	210
Non-real estate depreciation and amortization	121
Weather-related losses, net	7
Non-cash equity compensation	2,506
Non-recurring income	(68)
Non-cash preferred returns on unconsolidated real estate joint ventures	(353)
Adjusted EBITDAre	$33,036

Modified Q4 EBITDAre Calculation (2)
Adjusted EBITDAre	$33,036
Adjustment	1,665
Modified Q4 EBITDAre	$34,701
Modified Q4 EBITDAre annualized	$138,804

Modified Q4 Interest Calculation (2)(3)
Interest expense	$12,846
Adjustment	1,003
Modified Q4 interest expense	$13,849
Modified Q4 interest expense annualized	$55,396

(1) See page 34 for a reconciliation of net income attributable to common stockholders to EBITDAre and the Company's definition of EBITDAre and reasons for using it.

(2) Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following activity assuming the transactions had occurred on October 1, 2019: (i) acquisitions of Chattahoochee Ridge, The District at Scottsdale, and Navigator Villas, (ii) preferred investment in Strategic Portfolio, (iii) additional investments at Arlo, Cade Boca Raton, North Creek Apartments, Riverside Apartments, The Park at Chapel Hill, and Wayforth at Concord, and (iv) contribution of Cade Boca Raton’s mezzanine loan investment for common ownership interest. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts.

(3) Interest expense excludes non-cash interest expense.

19

Bluerock Residential Growth REIT, Inc.

Financial Statistics

Fourth Quarter 2019

(Unaudited and dollars in thousands)

	Three Months Ended
	December 31,
	2019
Interest Coverage Ratio
Modified Q4 EBITDAre *	$34,701
Modified Q4 interest expense (4) *	13,849
Interest coverage ratio	2.51	x

Quarterly Fixed Charge Coverage Ratio
Modified Q4 interest expense (4) *	$13,849
Preferred stock dividends	12,868
Total fixed charges	$26,717
Modified Q4 EBITDAre *	34,701
Modified Q4 EBITDAre fixed charge coverage ratio	1.30	x

Net Debt / Modified EBITDAre Ratio
Total debt (1)	$1,453,023
Less: cash (3)	(50,768
Net debt (total debt less cash)	$1,402,255
Modified Q4 EBITDAre (annualized)*	138,804
Net debt / modified EBITDAre ratio	10.10	x

Leverage as a Percentage of Assets
Total debt (1)	$1,453,023
Total undepreciated assets (2)	2,482,263
Total debt / total undepreciated assets	58.5%
Net debt / net undepreciated assets (less cash)	57.7%

Leverage as a Percentage of Enterprise Value
Total market cap (5)	$1,209,900
Total debt (1)	1,453,023
Total enterprise value	$2,662,923
Total debt / total enterprise value	54.6%
Net debt / total enterprise value	52.7%

(1) Total debt excludes amortization of fair market value adjustments of $1.8 million and deferred financing costs of $11.6 million.

(2) Total undepreciated assets is calculated as total assets plus accumulated depreciation on real estate assets.

(3) Cash includes cash, cash equivalents, and restricted cash.

(4) Interest expense excludes non-cash interest expense.

(5) Total market cap is calculated by using common shares, preferred shares, and equivalents (OP Units/LTIP Units) multiplied by the December 31, 2019 closing share prices.

* Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following activity assuming the transactions had occurred on October 1, 2019: (i) acquisitions of Chattahoochee Ridge, The District at Scottsdale, and Navigator Villas, (ii) preferred investment in Strategic Portfolio, (iii) additional investments at Arlo, Cade Boca Raton, North Creek Apartments, Riverside Apartments, The Park at Chapel Hill, and Wayforth at Concord, and (iv) contribution of Cade Boca Raton’s mezzanine loan investment for common ownership interest. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts. See prior page for calculations.

20

Bluerock Residential Growth REIT, Inc.

Recent Acquisitions and Investments

(Unaudited)

Property	MSA	Date of Investment	Year Built/ Renovated (1)	Number of Units	Ownership Interest in Property	Purchase Price (in millions)	Average Rent (2)
Operating Properties
Element	Las Vegas, NV	06/27/2019	1995	200	100%	$41.8	$1,259
Providence Trail	Nashville, TN	06/27/2019	2007	334	100%	68.5	1,256
Denim	Phoenix, AZ	07/24/2019	1979	645	100%	141.3	1,177
The Sanctuary	Las Vegas, NV	07/31/2019	1988	320	100%	51.8	1,026
Chattahoochee Ridge	Atlanta, GA	11/12/2019	1996	358	90%	69.8	1,370
The District at Scottsdale	Phoenix, AZ	12/11/2019	2018	332	100%	124.0	2,161
Navigator Villas	Tri-Cities, WA	12/18/2019	2013	176	90%	28.5	1,087
Total Operating Properties				2,365		$525.7	$1,221

Property	MSA	Date of Investment	Year Built/ Renovated (1)	Number of Units		Investment Amount (in millions)	Average Rent (2)
Preferred Equity
Mira Vista	Austin, TX	09/17/2019	1983	200		$5.3	$977
Thornton Flats	Austin, TX	09/25/2019	2017	104		4.6	1,551
Belmont Crossing	Atlanta, GA	12/20/2019	1964	192		2.7	789
Sierra Terrace	Atlanta, GA	12/20/2019	1968	135		3.7	1,159
Sierra Village	Atlanta, GA	12/20/2019	1973	154		3.8	1,073
Total Preferred Equity				785		20.1	1,137

Senior/Mezzanine Loan
The Park at Chapel Hill (3)	Raleigh-Durham, NC	01/23/2019	*	*		34.5	*
Total Senior/Mezzanine Loan				*		34.5	*

Total				785		$54.6	$1,137

(1) All dates are for the year construction was completed or expects to be completed, or the date that a significant renovation has or will be completed.

(2) Represents the average effective monthly rent per occupied unit for the three months ended December 31, 2019.

(3) Property is a development project. The investment originally included a $7.8 million senior loan and a $0.8 million mezzanine loan. On November 1, 2019, the investment increased to a $5.0 million senior loan and a $29.5 million mezzanine loan.

* The development is in the planning phase; project specifications are in process.

21

Bluerock Residential Growth REIT, Inc.

Recent Dispositions

(Unaudited and dollars in millions)

Property	Location	Date Sold	Number of Units	Ownership Interest in Property	Sale Price	BRG Net Proceeds

Operating Properties
Wesley Village II (1)	Charlotte, NC	3/1/2019	—	100%	$1.0	$1.0
Preston View	Morrisville, NC	7/15/2019	382	100%	64.0	21.4
Sorrel	Frisco, TX	7/15/2019	352	100%	57.9	18.0
Sovereign	Fort Worth, TX	7/15/2019	322	100%	53.0	23.5
ARIUM Palms	Orlando, FL	8/29/2019	252	100%	46.8	15.3
Marquis at Crown Ridge	San Antonio, TX	9/20/2019	352	90%	38.4	9.1
Marquis at Stone Oak	San Antonio, TX	9/20/2019	335	90%	56.6	13.1
Total Operating Properties			1,995		317.7	101.4

Preferred Equity
Leigh House (2)	Raleigh, NC	7/15/2019	245	—	52.0	14.2
Total Preferred Equity			245		52.0	14.2

Total			2,240		$369.7	$115.6

(1) Sale of an undeveloped parcel of land.

(2) Preferred equity investment.

22

Bluerock Residential Growth REIT, Inc.

Investments in Unconsolidated Real Estate Joint Ventures and Notes and Accrued Interest Receivable from Related Parties

For the Three and Twelve Months Ended December 31, 2019

(Unaudited and dollars in thousands)

Multifamily Community Name	Investment Balance as of October 1, 2019	Change	Investment Balance as of December 31, 2019	Return as of December 31, 2019	CFFO Earned for the Three Months Ended December 31, 2019	CFFO Earned for the Year Ended December 31, 2019
Preferred and Equity Investments
Operating – Stabilized
Alexan CityCentre	$12,788	$-	12,788	17.5%	$563	$2,108
Alexan Southside Place	24,866	-	24,866	6.5%	407	1,583
Mira Vista	5,250	-	5,250	10.1%	94	107
Strategic Portfolio	-	10,183	10,183	10.5%	23	23
Thornton Flats	4,600	-	4,600	9.0%	93	98
Total operating - stabilized	47,504	10,183	57,687		1,180	3,919

Development
North Creek Apartments	14,691	273	14,964	12.5%	321	936
Riverside Apartments	9,005	3,337	12,342	12.5%	215	597
Wayforth at Concord	1,456	3,227	4,683	13.0%	66	84
Total development	25,152	6,837	31,989		602	1,617

Under Contract/Sold
Helios	19,189	4,474	23,663	7.0%	339	1,343
Leigh House (1)	522	(442)	80	-	-	1,155
Whetstone Apartments	12,932	-	12,932	7.2% accrued (2)	226	472
Total under contract/sold	32,643	4,032	36,675		565	2,970

Other	100	(7)	93	(3)	-	-
	$105,399	$21,045	$126,444		$2,347	$8,506

Mezzanine Loans
Lease-up
Arlo (3)	$26,571	$1,034	27,605	15.0%	$998	$3,757
Domain at The One Forty (3)	23,420	10	23,430	15.0%	875	3,280
Novel Perimeter (3)	20,859	8	20,867	15.0%	779	3,091
Vickers Historic Roswell (3)	11,619	5	11,624	15.0%	434	1,643
Total lease-up	82,469	1,057	83,526		3,086	11,771

Development
Flagler Village (3)	75,409	27	75,436	12.9%	2,426	9,626
The Park at Chapel Hill (4)	8,570	26,249	34,819	10.9%	691	1,273
Total development	83,979	26,276	110,255		3,117	10,899

Contributed for Common Equity
Cade Boca Raton	13,813	(13,813)	-	-	517	1,925
Total contributed for common equity	13,813	(13,813)	-		517	1,925

	$180,261	$13,520	$193,781		$6,720	$24,595

(1) Represents remaining net assets in the joint venture after receipt of $14.2 million in proceeds for the preferred equity investment.

(2) Effective April 1, 2017, the preferred income is being accrued, except for payments totaling $0.5 million received in 2019.

(3) The Company also holds an equity method investment with 0.5% common ownership.

(4) The investment includes a $5.0 million senior loan and a $29.5 million mezzanine loan.

23

Bluerock Residential Growth REIT, Inc.

Portfolio Information

Fourth Quarter 2019

(Unaudited)

Multifamily Community Name	Location	Number of Units	Year Built/ Renovated (1)	Average Rent (2)		Revenue per Occupied Unit (3)		Average Occupancy
Consolidated Operating Properties:
ARIUM Glenridge	Atlanta, GA	480	1990	$1,262		$1,379		91.2%
ARIUM Grandewood	Orlando, FL	306	2005	1,435		1,557		95.1%
ARIUM Hunter’s Creek	Orlando, FL	532	1999	1,445		1,598		93.1%
ARIUM Metrowest	Orlando, FL	510	2001	1,418		1,629		92.8%
ARIUM Westside	Atlanta, GA	336	2008	1,571		1,696		97.4%
Ashford Belmar	Lakewood, CO	512	1988/1993	1,658		1,833		91.6%
Ashton Reserve	Charlotte, NC	473	2015	1,125		1,270		93.4%
Cade Boca Raton	Boca Raton, FL	90	2019	2,639		2,744		89.3%
Chattahoochee Ridge	Atlanta, GA	358	1996	1,370		1,452		92.0%
Citrus Tower	Orlando, FL	336	2006	1,328		1,469		93.7%
Denim	Scottsdale, AZ	645	1979	1,177		1,350		97.0%
Element	Las Vegas, NV	200	1995	1,259		1,503		92.6%
Enders Place at Baldwin Park	Orlando, FL	220	2003	1,799		1,914		95.3%
Gulfshore Apartment Homes, formerly ARIUM Gulfshore	Naples, FL	368	2016	1,316		1,444		88.3%
James on South First	Austin, TX	250	2016	1,325		1,467		93.0%
Marquis at The Cascades	Tyler, TX	582	2009	1,238		1,313		93.7%
Marquis at TPC	San Antonio, TX	139	2008	1,494		1,629		94.1%
Navigator Villas	Pasco, WA	176	2013	1,087		1,248		95.5%
Outlook at Greystone	Birmingham, AL	300	2007	1,018		1,191		93.7%
Park & Kingston	Charlotte, NC	168	2015	1,331		1,390		95.2%
Pine Lakes Preserve, formerly ARIUM Pine Lakes	Port St. Lucie, FL	320	2003	1,333		1,491		92.1%
Plantation Park	Lake Jackson, TX	238	2016	1,362		1,477		90.1%
Providence Trail	Mount Juliet, TN	334	2007	1,256		1,433		93.3%
Roswell City Walk	Roswell, GA	320	2015	1,549		1,778		95.1%
Sands Parc	Daytona Beach, FL	264	2017	1,374		1,577		95.2%
The Brodie	Austin, TX	324	2001	1,321		1,492		96.8%
The District at Scottsdale	Scottsdale, AZ	332	2018	2,161		2,234		60.0%
The Links at Plum Creek	Castle Rock, CO	264	2000	1,456		1,586		92.9%
The Mills	Greenville, SC	304	2013	1,071		1,188		93.7%
The Preserve at Henderson Beach	Destin, FL	340	2009	1,474		1,622		94.5%
The Reserve at Palmer Ranch, formerly ARIUM at Palmer Ranch	Sarasota, FL	320	2016	1,305		1,455		93.3%
The Sanctuary	Las Vegas, NV	320	1988	1,026		1,156		90.8%
Veranda at Centerfield	Houston, TX	400	1999	981		1,136		94.9%
Villages of Cypress Creek	Houston, TX	384	2001	1,155		1,278		94.0%
Wesley Village	Charlotte, NC	301	2010	1,372		1,483		92.9%

Total Consolidated Operating Properties		11,746		$1,319	(5)	$1,466	(5)	93.6	%(5)

Mezzanine/Preferred Investments:
Alexan CityCentre	Houston, TX	340		$1,721		$1,876		88.8%
Alexan Southside Place	Houston, TX	270		1,710		1,838		96.5%
Arlo	Charlotte, NC	286		1,507	(4)	N/A		N/A
Belmont Crossing	Smyrna, GA	192		789		902		89.6%
Domain at The One Forty	Garland, TX	299		1,469	(4)	N/A		N/A
Helios	Atlanta, GA	282		1,443		1,542		96.3%
Mira Vista	Austin, TX	200		977		1,050		95.3%
Motif, formerly Flagler Village	Fort Lauderdale, FL	385		2,352	(4)	N/A		N/A
North Creek Apartments	Leander, TX	259		1,358	(4)	N/A		N/A
Novel Perimeter	Atlanta, GA	320		1,749	(4)	N/A		N/A
Riverside Apartments	Austin, TX	222		1,408	(4)	N/A		N/A
Sierra Terrace	Atlanta, GA	135		1,159		1,285		97.0%
Sierra Village	Atlanta, GA	154		1,073		1,169		86.4%
The Park at Chapel Hill	Chapel Hill, NC	*		*		N/A		N/A
Thornton Flats	Austin, TX	104		1,551		1,744		90.7%
Vickers Historic Roswell	Roswell, GA	79		3,176	(4)	N/A		N/A
Wayforth at Concord	Concord, NC	150		1,707	(4)	N/A		N/A
Whetstone Apartments	Durham, NC	204		1,327		1,509		94.1%

Total Mezzanine/Preferred Investments		3,881		$1,631		$1,595		93.4%

Total Portfolio		15,627		$1,394	(5)	$1,481	(5)	93.5	%(5)

(1) Represents date of last significant renovation or year built if no renovations.

(2) Represents the average effective monthly rent per occupied unit for the three months ended December 31, 2019.

(3) Revenue per occupied unit is total revenue divided by average number of occupied units for the three months ended December 31, 2019.

(4) Represents the average pro forma effective monthly rent per occupied unit for all expected units upon stabilization.

(5) Excludes District at Scottsdale, which is in lease-up, and Cade Boca Raton, which was consolidated on December 31, 2019 and had no operations for the quarter.

* The development is in the planning phase; project specifications are in process.

24

Bluerock Residential Growth REIT, Inc.

Renovation Table

As of December 31, 2019

(Unaudited)

Units and Investment
	2019		To Date
	Completed	Completed	Total	Unrenovated Units
	in 4Q	Year-to-date	Completed	Remaining
Number of Renovations	211	979	2,645	4,515
Renovation Cost per Unit	$9,462	$6,442

Returns
	Cost	Monthly Rent	Return on
	per Unit	Premium	Investment
Weighted Average Returns to Date	$5,682	$111	23.5%

25

Bluerock Residential Growth REIT, Inc.

Lease-up and Development Mezzanine/Preferred Investments

As of December 31, 2019

(Unaudited)

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected. Please see the paragraph on forward-looking statements on page 2 of this document for a discussion of risks and uncertainties.

						Actual/Estimated Dates for
Multifamily Community Name	Actual/ Planned Number of Units	Total Actual/ Estimated Construction Cost (in millions)	Cost to Date (in millions)	Actual/ Estimated Construction Cost Per Unit	Total Available Financing (in millions)	Construction Start	Initial Occupancy	Construction Completion	Stabilized Operations (1)
Lease-up Investments
Vickers Historic Roswell (2)	79	$31.9	$30.3	$403,797	$22.0	2Q16	2Q18	3Q18	3Q20
Domain at The One Forty (2)	299	$53.3	$51.4	$178,261	$39.2	1Q17	2Q18	4Q18	2Q20
Arlo (2)	286	$60.0	$58.4	$209,790	$41.8	4Q16	2Q18	1Q19	3Q20
Novel Perimeter (2)	320	$71.0	$68.4	$221,875	$44.7	4Q16	3Q18	1Q19	3Q20
Total lease-up units	984

Development Investments
Motif, formerly Flagler Village (2)	385	$135.4	$117.3	$351,688	$70.4	1Q18	2Q20	3Q20	2Q22
North Creek Apartments (3)	259	$44.0	$24.6	$169,884	$23.6	4Q18	3Q20	4Q20	3Q21
Riverside Apartments (3)	222	$37.9	$14.2	$170,721	$20.2	2Q19	4Q20	1Q21	3Q21
Wayforth at Concord (3)	150	$33.5	$10.3	$223,333	$22.3	4Q18	2Q20	3Q21	3Q21
The Park at Chapel Hill	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)	(4)
Total development units	1,016

Total units	2,000

(1) We define stabilized occupancy as attainment of 90% physical occupancy.

(2) Represents a mezzanine loan investment. Arlo and Vickers Historic Roswell have an option to purchase indirect property interest upon maturity.

(3) Represents a preferred equity investment. North Creek Apartments, Riverside Apartments, and Wayforth at Concord have an option to purchase the property at stabilization.

(4) The development is in the planning phase; project specifications are in process.

26

Bluerock Residential Growth REIT, Inc.

Condensed Consolidated Balance Sheets

Fourth Quarter 2019

(Unaudited and dollars in thousands except for share and per share data)

	December 31, 2019	December 31, 2018
ASSETS
Net Real Estate Investments
Land	$268,244	$200,385
Buildings and improvements	1,752,738	1,546,244
Furniture, fixtures and equipment	67,836	55,050
Construction in progress	68	989
Total Gross Real Estate Investments	2,088,886	1,802,668
Accumulated depreciation	(141,566)	(108,911)
Total Net Real Estate Investments	1,947,320	1,693,757
Cash and cash equivalents	31,683	24,775
Restricted cash	19,085	27,469
Notes and accrued interest receivable from related parties	193,781	164,084
Due from affiliates	4,077	2,854
Accounts receivable, prepaids and other assets	15,209	14,395
Preferred equity investments and investments in unconsolidated real estate joint ventures	126,444	89,033
In-place lease intangible assets, net	3,098	1,768
TOTAL ASSETS	$2,340,697	$2,018,135

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$1,425,257	$1,206,136
Revolving credit facilities	18,000	82,209
Accounts payable	1,488	1,486
Other accrued liabilities	27,499	31,690
Due to affiliates	790	726
Distributions payable	13,541	12,073
Total Liabilities	1,486,575	1,334,320
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; 5,721,460 shares issued and outstanding at December 31, 2019 and 2018	140,355	139,545
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 1,225,000 shares authorized; 536,695 and 306,009 shares issued and outstanding as of December 31, 2019 and 2018, respectively	480,921	272,842
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,323,750 shares issued and outstanding as of December 31, 2019 and 2018	56,797	56,485
6.150% Series T Redeemable Preferred Stock, liquidation preference $25.00 per share, 32,000,000 shares authorized; 17,400 and no shares issued and outstanding as of December 31, 2019 and 2018, respectively	388	—
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 197,900,000 shares authorized; no shares issued and outstanding as of December 31, 2019 and 2018	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,850,602 shares issued and outstanding at December 31, 2019 and 2018	68,705	68,705
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 23,422,557 and 23,322,211 shares issued and outstanding as of December 31, 2019 and 2018, respectively	234	233
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding as of December 31, 2019 and 2018	1	1
Additional paid-in-capital	311,683	307,938
Distributions in excess of cumulative earnings	(253,132)	(218,531)
Total Stockholders’ Equity	127,491	158,346
Noncontrolling Interests
Operating partnership units	19,331	27,613
Partially owned properties	28,839	28,984
Total Noncontrolling Interests	48,170	56,597
Total Equity	175,661	214,943
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$2,340,697	$2,018,135

27

Bluerock Residential Growth REIT, Inc.

Consolidated Statements of Operations

For the Three and Twelve Months Ended December 31, 2019 and 2018

(Dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues
Net rental income	$40,565	$39,534	$164,498	$144,325
Other property revenues	5,235	4,754	20,878	18,136
Rental and other property revenues	45,800	44,288	185,376	162,461
Interest income from related parties	6,720	5,723	24,595	22,255
Total revenues	52,520	50,011	209,971	184,716
Expenses
Property operating	17,600	17,493	74,449	67,997
Property management fees	1,192	1,184	4,899	4,391
General and administrative	5,620	5,623	22,553	19,553
Acquisition and pursuit costs	210	37	556	116
Weather-related losses, net	7	107	355	288
Depreciation and amortization	19,355	16,839	70,452	62,683
Total expenses	43,984	41,283	173,264	155,028
Operating income	8,536	8,728	36,707	29,688
Other income (expense)
Other income	68	—	68	—
Preferred returns on unconsolidated real estate joint ventures	2,700	2,435	9,797	10,312
Gain on sale of real estate investments	—	—	48,680	—
Gain on sale of non-depreciable real estate investments	—	—	679	—
Loss on extinguishment of debt and debt modification costs	(335)	—	(7,258)	(2,277)
Interest expense, net	(13,728)	(16,935)	(59,554)	(52,998)
Total other (expense) income	(11,295)	(14,500)	(7,588)	(44,963)
Net (loss) income	(2,759)	(5,772)	29,119	(15,275)
Preferred stock dividends	(12,868)	(9,642)	(46,159)	(35,637)
Preferred stock accretion	(3,415)	(1,829)	(10,335)	(5,970)
Net loss attributable to noncontrolling interests
Operating Partnership units	(5,032)	(3,998)	(6,779)	(12,839)
Partially owned properties	(183)	(460)	(845)	(1,284)
Net loss attributable to noncontrolling interests	(5,215)	(4,458)	(7,624)	(14,123)
Net loss attributable to common stockholders	$(13,827)	$(12,785)	$(19,751)	$(42,759)

Net loss per common share - Basic	$(0.62)	$(0.55)	$(0.91)	$(1.82)

Net loss per common share – Diluted	$(0.62)	$(0.55)	$(0.91)	$(1.82)

Weighted average basic common shares outstanding	22,729,882	23,702,897	22,649,222	23,845,800
Weighted average diluted common shares outstanding	22,729,882	23,702,897	22,649,222	23,845,800

28

Bluerock Residential Growth REIT, Inc.

Reconciliation of Funds from Operations (FFO) and Core FFO (CFFO) Attributable to Common Stockholders and Unit Holders

For the Three and Twelve Months Ended December 31, 2019 and 2018

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net loss attributable to common stockholders	$(13,827)	$(12,785)	$(19,751)	$(42,759)
Add back: Net loss attributable to Operating Partnership units	(5,032)	(3,998)	(6,779)	(12,839)
Net loss attributable to common stockholders and unit holders	(18,859)	(16,783)	(26,530)	(55,598)
Common stockholders and Operating Partnership units pro-rata share of:
Real estate depreciation and amortization (1)	18,483	15,785	66,670	59,103
Gain on sale of real estate investments	—	—	(48,172)	—
FFO Attributable to Common Stockholders and Unit Holders	(376)	(998)	(8,032)	3,505
Common stockholders and Operating Partnership units pro-rata share of:
Acquisition and pursuit costs	210	37	556	116
Non-cash interest expense	826	780	3,174	3,757
Unrealized loss on derivatives	32	3,001	2,450	2,776
Loss on extinguishment of debt and debt modification costs	335	—	7,199	2,226
Weather-related losses, net	7	102	313	280
Non-real estate depreciation and amortization	121	85	448	301
Gain on sale of non-depreciable real estate investments	—	—	(679)	—
Shareholder activism	—	—	393	—
Non-recurring income	(68)	—	(68)	—
Non-cash preferred returns on unconsolidated real estate joint ventures	(353)	(280)	(1,291)	(980)
Non-cash equity compensation	2,506	1,768	10,615	6,807
Preferred stock accretion	3,415	1,829	10,335	5,970
CFFO Attributable to Common Stockholders and Unit Holders	$6,655	$6,324	$25,413	$24,758

Per Share and Unit Information:
FFO Attributable to Common Stockholders and Unit Holders - diluted	$(0.01)	$(0.03)	$(0.26)	$0.11
CFFO Attributable to Common Stockholders and Unit Holders - diluted	$0.21	$0.20	$0.82	$0.80

Weighted average common shares and units outstanding - diluted	31,455,630	31,113,092	30,899,927	30,995,249

(1) The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests – partially owned properties, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

29

Bluerock Residential Growth REIT, Inc.

Mortgages Payable Summary Information

As of December 31, 2019

(Unaudited and dollars in thousands)

Property	Outstanding Principal	Interest Rate	Fixed/ Floating	Maturity Date
ARIUM Glenridge	$49,500	3.03%	L + 1.33% subject to Cap (1)	September 1, 2025
ARIUM Grandewood	39,385	3.72%	(2)	July 1, 2025
ARIUM Hunter’s Creek	72,183	3.65%	Fixed	November 1, 2024
ARIUM Metrowest	64,559	4.43%	Fixed	May 1, 2025
ARIUM Westside	52,150	3.68%	Fixed	August 1, 2023
Ashford Belmar	100,675	4.53%	Fixed	December 1, 2025
Ashton Reserve I	30,329	4.67%	Fixed	December 1, 2025
Ashton Reserve II	15,213	3.20%	L + 1.50% subject to Cap (1)	August 1, 2025
Cade Boca Raton	23,500	3.20%	L + 1.50% subject to Cap (1)	January 1, 2025
Chattahoochee Ridge	45,338	3.25%	Fixed	December 5, 2024
Citrus Tower	41,325	4.07%	Fixed	October 1, 2024
Denim	91,634	3.32%	Fixed	August 1, 2029
Element	29,260	3.63%	Fixed	July 1, 2026
Enders Place at Baldwin Park (3)	23,337	4.30%	Fixed	November 1, 2022
Gulfshore Apartment Homes, formerly ARIUM Gulfshore	46,345	3.26%	Fixed	September 1, 2029
James on South First	26,111	4.35%	Fixed	January 1, 2024
Marquis at The Cascades I	32,284	3.31%	L + 1.61% subject to Cap (1)	June 1, 2024
Marquis at The Cascades II	22,531	3.31%	L + 1.61% subject to Cap (1)	June 1, 2024
Marquis at TPC	16,468	3.31%	L + 1.61% subject to Cap (1)	June 1, 2024
Navigator Villas	20,515	4.56%	Fixed	June 1, 2028
Outlook at Greystone	22,105	4.30%	Fixed	June 1, 2025
Park & Kingston	19,600	3.32%	Fixed	November 1, 2026
Pine Lakes Reserve, formerly ARIUM Pine Lakes	26,950	3.95%	Fixed	November 1, 2023
Plantation Park	26,625	4.64%	Fixed	July 1, 2028
Providence Trail	47,950	3.54%	Fixed	July 1, 2026
Roswell City Walk	51,000	3.63%	Fixed	December 1, 2026
The Brodie	34,198	3.71%	Fixed	December 1, 2023
The District at Scottsdale	82,200	2.97%	L + 1.25% (1)	December 11, 2020
The Links at Plum Creek	40,000	4.31%	Fixed	October 1, 2025
The Mills	25,797	4.21%	Fixed	January 1, 2025
The Preserve at Henderson Beach	48,490	3.26%	Fixed	September 1, 2029
The Reserve at Palmer Ranch, formerly ARIUM at Palmer Ranch	41,348	4.41%	Fixed	May 1, 2025
The Sanctuary	33,707	3.31%	Fixed	August 1, 2029
Veranda at Centerfield	26,100	2.96%	L + 1.25% subject to Cap (1)	July 26, 2023
Villages of Cypress Creek	26,200	3.23%	Fixed	October 1, 2022
Wesley Village	40,111	4.25%	Fixed	April 1, 2024
Total	1,435,023
Fair value adjustments	1,815
Deferred financing costs, net	(11,581)
Total	$1,425,257
Weighted Average Interest Rate	3.74%

(1) In December 2019, one month LIBOR in effect was 1.70%. LIBOR rate is subject to a LIBOR rate cap of 2.50% until at earliest July 1, 2021, except for Cade Boca Raton with a rate cap of 3.00%.

(2) The principal balance includes a $19.7 million advance at a fixed rate of 4.35% and a $19.7 million advance at a variable rate of 3.10% as of December 31, 2019.

(3) The principal balance includes a $15.8 million loan at a fixed rate of 3.97% and a $7.5 million supplemental loan at a fixed rate of 5.01%.

30

Bluerock Residential Growth REIT, Inc.

Mortgages Payable Summary Information Continued

As of December 31, 2019

(Unaudited and dollars in thousands)

Mortgages Payable Maturity Schedules

Year	Fixed Rate	Floating Rate	Total	% of Total
2020	$7,329	$83,746	$91,075	6.35%
2021	10,320	2,124	12,444	0.87%
2022	59,909	3,384	63,293	4.41%
2023	124,249	29,190	153,439	10.69%
2024	221,756	67,835	289,591	20.18%
Thereafter	723,992	101,189	825,181	57.50%
	$1,147,555	$287,468	$1,435,023	100.00%
Fair Value Adjustments	1,815	-	1,815
Subtotal	$1,149,370	$287,468	$1,436,838
Deferred Financing Costs, net	(9,066)	(2,515)	(11,581)
Total	$1,140,304	$284,953	$1,425,257

	Amounts	% of Total	Weighted Average Interest Rates	Weighted Average Maturities (years)

Secured Fixed Rate Debt	$1,149,370	80.0%	3.90%	6.1
Secured Floating Rate Debt (1)	287,468	20.0%	3.10%	3.8
Total/Average	$1,436,838	100.0%	3.74%	5.7

(1) $181.8 million or 63% of the floating rate debt is subject to a LIBOR rate cap of 2.50% until at earliest July 1, 2021. $23.5 million or 8% relates to the Cade Boca Raton loan, which has a rate cap of 3.00% through January 1, 2023. The remaining $82.2 million, or 29%, relates to the District at Scottsdale loan, which does not have a rate cap.

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Bluerock Residential Growth REIT, Inc.

2020 Projected Guidance

(Unaudited and dollars in thousands except for per share data)

	2020 Outlook (3)
	Low	High
Core Funds from Operations Attributable to Common Stockholders and Unit Holders per share	$0.83	$0.86

Same Store Growth
Rental income growth	2.5%	4.0%
Property operating expense growth	4.3%	5.3%
NOI growth	2.0%	4.0%

Property management fee as a percentage of revenue	2.6%	2.5%
General and administrative expenses (1)	12,400	12,100
Income from preferred equity and mezzanine investments	34,900	34,900
Normal recurring capital expenditures (2)	3,100	2,900

Value-add Upgrades
Forecasted unit count	900	1,200
Return on investment	15%	20%

Investments
Total gross asset value	500,000	700,000

Dispositions
Total gross asset value	275,000	400,000

Noncontrolling Interest, Preferred Stock and Share Count Assumptions
Noncontrolling interest percentage of CFFO - partially owned properties	4.5%	4.4%
Series T preferred stock raise	150,000	200,000
Preferred stock dividends	55,200	56,800
Estimated weighted average diluted common shares and units outstanding	34,100	34,100

(1) General and administrative expenses exclude non-cash expenses, such as depreciation and non-cash equity compensation.

(2) Normally recurring capital expenditures exclude development, investment, revenue enhancing and non-recurring capital expenditures.

(3) The Company has not reconciled projected Core Funds from Operations Attributable to Common Stockholders and Unit Holders per share (“CFFO”) guidance to the corresponding GAAP financial measure because it does not provide guidance for various reconciling items. The Company is unable to provide guidance for these reconciling items since certain items that impact net income are outside of its control and cannot be reasonably predicted. Accordingly, reconciliations to the corresponding GAAP financial measures are not available.

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Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Core Funds from Operations, Attributable to Common Stockholders and Unit Holders

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and core funds from operations (“CFFO”) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common stockholders and unit holders is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income, computed in accordance with GAAP, excluding gains or losses on sales of depreciable real estate property, plus depreciation and amortization of real estate assets, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

CFFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as acquisition expenses, non-cash interest, unrealized gains or losses on derivatives, losses on extinguishment of debt and debt modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), one-time weather-related costs, gains or losses on sales of non-depreciable real estate property, shareholder activism, stock compensation expense and preferred stock accretion. We believe that CFFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that CFFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

Our calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO and CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and CFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor CFFO is equivalent to net income, including net income attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income, including net income attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We have acquired seven operating properties, made six property investments through preferred equity interests or mezzanine loans and sold seven operating properties subsequent to December 31, 2018. The results presented are not directly comparable and should not be considered an indication of our future operating performance (unaudited and dollars in thousands, except share and per share data).

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented.

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Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

(Unaudited and dollars in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre")

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income, computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of net loss attributable to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net loss attributable to common stockholders	$(13,827)	$(12,785)	$(19,751)	$(42,759)
Net loss attributable to noncontrolling interests	(5,215)	(4,458)	(7,624)	(14,123)
Preferred stock dividends	12,868	9,642	46,159	35,637
Preferred stock accretion	3,415	1,829	10,335	5,970
Interest expense, net	13,728	16,935	59,554	52,998
Depreciation and amortization	19,309	16,754	70,079	62,382
Gain on sale of real estate investments	—	—	(48,680)	—
Loss on extinguishment of debt and debt modification costs	335	—	7,258	2,277
EBITDAre	$30,613	$27,917	$117,330	$102,382
Acquisition and pursuit costs	210	37	556	116
Non-real estate depreciation and amortization	121	85	448	301
Weather-related losses, net	7	107	355	288
Gain on sale of non-depreciable real estate investments	—	—	(679)	—
Shareholder activism	—	—	393	—
Non-cash equity compensation	2,506	1,768	10,615	6,807
Non-recurring income	(68)	—	(68)	—
Non-cash preferred returns on unconsolidated real estate joint ventures	(353)	(280)	(1,291)	(980)
Adjusted EBITDAre	$33,036	$29,634	$127,659	$108,914

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Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

(Unaudited and dollars in thousands)

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis; NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance.

We have acquired seven operating properties, made six property investments through preferred equity interests or mezzanine loans and sold seven operating properties subsequent to December 31, 2018. Therefore, the results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

The following table reflects net loss attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net loss attributable to common stockholders	$(13,827)	$(12,785)	$(19,751)	$(42,759)
Add back: Net loss attributable to Operating Partnership units	(5,032)	(3,998)	(6,779)	(12,839)
Net loss attributable to common stockholders and unit holders	(18,859)	(16,783)	(26,530)	(55,598)
Add common stockholders and Operating Partnership units pro-rata share of:
Depreciation and amortization	18,483	15,785	66,670	59,103
Non-real estate depreciation and amortization	121	85	448	301
Non-cash interest expense	826	780	3,174	3,757
Unrealized loss on derivatives	32	3,001	2,450	2,776
Loss on extinguishment of debt and debt modification costs	335	—	7,199	2,226
Property management fees	1,135	1,118	4,645	4,151
Acquisition and pursuit costs	210	37	556	116
Corporate operating expenses	5,545	5,552	22,261	19,416
Weather-related losses, net	7	102	313	280
Preferred dividends	12,868	9,642	46,159	35,637
Preferred stock accretion	3,415	1,829	10,335	5,970
Less common stockholders and Operating Partnership units pro-rata share of:
Other income	68	—	68	—
Preferred returns on unconsolidated real estate joint ventures	2,700	2,435	9,797	10,312
Interest income from related parties	6,720	5,723	24,595	22,255
Gain on sale of real estate investments	—	—	48,172	—
Gain on sale of non-depreciable real estate investments	—	—	679	—
Pro-rata share of properties’ income	14,630	12,990	54,369	45,568
Add:
Noncontrolling interest pro-rata share of partially owned property income	724	774	2,810	2,629
Total property income	15,354	13,764	57,179	48,197
Add:
Interest expense	12,846	13,031	53,748	46,267
Net operating income	28,200	26,795	110,927	94,464
Less:
Non-same store net operating income	6,450	5,004	35,371	23,034
Same store net operating income (1)	$21,750	$21,791	$75,556	$71,430

(1) Same store portfolio for the three months ended December 31, 2019 consists of 26 properties, which represent 8,779 units. Same store portfolio for the year ended December 31, 2019 consists of 22 properties, which represent 7,613 units.

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